EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)         |        |

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	59-2283428 (I.R.S. employer identification no.)

800 Brickell Avenue Suite 300 Miami, Florida (Address of principal executive offices)	33131 (Zip code)

The Bank of New York Trust Company of Florida, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

Attn: Derek Kettel

(904) 998-4716

(Name, address, and telephone number of agent for service)

Delta Air Lines, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-0218548 (I.R.S. employer identification no.)
Hartsfield Atlanta International Airport Atlanta, Georgia (Address of principal executive offices)	30320 (Zip code)

2.875% Convertible Senior Notes due 2024

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company of Florida, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 26th day of July, 2004.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ Derek Kettel
Name: Title:	Derek Kettel Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, The Bank of New York Trust Company of Florida, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ Derek Kettel
Name: Derek Kettel Title: Vice President

Jacksonville, Florida

July 26, 2004

EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION OF

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

OF 800 BRICKELL AVENUE, SUITE 300, MIAMI, FL 33131

At the close of business March 31, 2004, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	$5,651
Interest-bearing balances	3,302
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,726
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance and reserve	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	1,112
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Customers’ liability to this bank
on acceptances outstanding	0
Intangible assets
Goodwill	60,292
Other Intangible Assets	19,132
Other assets	3,518

Total assets	$101,733

LIABILITIES

Deposits:
In domestic offices	$241
Noninterest-bearing	241
Interest-bearing	0
Federal funds purchased and securities
sold under agreements to repurchased:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	6,000
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	4,054

Total liabilities	10,295

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Common stock	750
Surplus	69,299
Retained earnings	21,388
Accumulated other comprehensive income	1
Other equity capital components	0

Total equity capital	91,438

Total liabilities and equity capital	$101,733

I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson	)
Nicholas C. English	)	Directors
Karen B. Shupenko	)